SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2004

QuadraMed Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-21031	52-1992861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12110 Sunset Hills Road, Suite 600, Reston, VA 20190

(Address of principal executive office and zip code)

(703) 709-2300

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 2.05 Costs Associated with Exit or Disposal Activities.

SIGNATURES

Item 2.05 Costs Associated with Exit or Disposal Activities.

As previously reported on the Company’s Current Report on Form 8-K, filed on December 15, 2004, the Company announced the discontinuation of its Financial Services Division, effective February 14, 2005. At the time of the Company’s Current Report, the Company was unable to provide a good faith determination of the estimates of the total amount of costs and accounting charges related to the discontinued operation and indicated that it would file an amendment to such Current Report when such determination had been made.

The table below provides: (1) for each major type of cost associated with the discontinued operation, an estimate of the total amount expected to be incurred in connection with the discontinuation of operations; (2) an estimate of the total amount incurred in connection with the discontinued operation; and (3) an estimate of the total amount of the accounting charge related to the discontinued operation (in thousands):

	Year ended December 31,
	2005	2004	TOTAL
One-time termination benefits	$—	414	$414
Write off of intangible assets	—	820	820
Write off of purchased software	—	1,852	1,852
Write off of leasehold improvement	—	246	246
Salaries and other	870	—	870
Contract termination costs—exit cost of facility closing	1,032	—	1,032

	$1,902	3,332	$5,234

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 16, 2005

QuadraMed Corporation

/s/ John C. Wright
John C. Wright Executive Vice President and Chief Financial Officer